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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K

                                CURRENT REPORT
               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934



                               January 18, 2001
                       (Date of earliest event reported)


                       Digital Generation Systems, Inc.
            (Exact name of registrant as specified in its charter)



          California                         0-27644             94-3140772
(State or other jurisdiction of    (Commission file number)    (I.R.S. employer
         incorporation)                                      identification no.)


              5221 North O'Connor Boulevard, Irving, Texas 75039
                   (Address of principal executive offices)


                                (972) 402-4800
                        (Registrant's telephone number,
                             including area code)



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Item 2.  Acquisition or Disposition of Assets.

         On January 18, 2001, Digital Generation Systems, Inc. (the "Company") completed its merger with StarGuide Digital Networks, Inc. ("StarGuide") pursuant to the Agreement and Plan of Merger by and among the Company, SG Nevada Merger Sub Inc., a wholly owned subsidiary of the Company ("Merger Sub"), and StarGuide. As a result of the merger, Merger Sub merged with and into StarGuide with StarGuide surviving the merger and becoming a wholly owned subsidiary of the Company.

         Upon the completion of the merger, each share of StarGuide common stock converted into the right to receive 1.7332 shares of common stock of the Company. Under the merger agreement, StarGuide's options and warrants were assumed by the Company based on the same exchange ratio. The Company will not issue fractional shares in the merger but will pay cash in lieu of fractional shares based on a price per share of $3.31. The consideration paid by the Company was determined pursuant to negotiations between a special committee of the board of directors of the Company and StarGuide.

         Certain members of the Company's board of directors and some executive officers of the Company had interests in the merger that are in addition to the interests of the Company's shareholders, and certain members of StarGuide's board of directors and some executive officers of StarGuide had interests in the merger that are in addition to the interests of the StarGuide shareholders generally. The interests of executive officers and directors of the Company and StarGuide in the merger are fully described in the Form S-4 filed by the Company on October 16, 2000.

         As a result of the merger, the former StarGuide shareholders own approximately 59.25% of the fully diluted common stock of the Company.

Item 7.  Financial Statements and Exhibits.

         (a)  Financial Statements of Business Acquired.

                 The financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the acquisition.

         (b)  Pro Forma Financial Information.

                 The pro forma financial statements required by this item will be filed by amendment not later than 75 days after the consummation of the acquisition.

         (c)  Exhibits:

              2.1 Agreement and Plan of Merger by and among Digital Generation Systems, Inc., SG Nevada Merger Sub Inc., and StarGuide Digital Networks, Inc., dated as of July 7, 2000 (Incorporated herein by reference to Exhibit 99.2 of the Company's Form 8-K filed on July 14, 2000)

              99.1 Digital Generation Systems, Inc. Press Release issued January 18, 2001 (Filed herewith)
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIGITAL GENERATION SYSTEMS, INC.


Dated: February 1, 2001             By:  /s/ Omar A. Choucair
                                         -------------------------------
                                         Omar A. Choucair
                                         Chief Financial Officer